SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]  Fee paid previously with preliminary materials
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid_________________

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  4) Date Filed:_________________

STATE OF NORTH CAROLINA                   )
                                          ) AFFIDAVIT OF TIMOTHY O'ROURKE
COUNTY OF ORANGE                          )


          PERSONALLY APPEARED BEFORE ME, Timothy O'Rourke, who, first being duly sworn, deposes and says:

          1. I am President and CEO of Matthews, Young & Associates, Inc., a consulting firm in Chapel Hill, North Carolina. The firm is very active in providing executive compensation consulting to a wide variety of banking institutions, including banks in South Carolina and the Coastal Carolina area. The firm has been in business for more than 34 years.

          2. As part of our work, we conduct compensation surveys for the North Carolina, South Carolina, and Georgia Banker's Associations. We maintain a comprehensive bank executive salary database, and are familiar with compensation levels and ranges for bank executives in South Carolina and the coastal region.

          3. Our firm was retained to review the compensation of Robert P. Hucks and Paul Dusenbury, the President/ CEO and Executive Vice- President of The Conway National Bank. We assessed the base and total compensation of these individuals against data from comparable institutions in our database. Our conclusion was that the compensation for Mr. Hucks and Mr. Dusenbury, even after the raises they received in June, 2005, was well within the acceptable range for banks the size of The Conway National Bank.


                                               s/Timothy O'Rourke
                                               --------------------------------
                                               Timothy O'Rourke

SWORN TO before me this
7th day of April, 2006

s/Cindy K. Jordan
--------------------------------------
Notary Public for North Carolina
My Commission Expires:  July 27, 2009

                            [LETTER TO SHAREHOLDERS]

Dear Shareholder:

Each of us agreed to offer for election to the Board of Directors of CNB Corporation ("CNB") because of our concern about its future and the future of The Conway National Bank. Being swept into controversy in a community where many of us have grown up together, worship and shop and do business together has not been pleasant. We agreed to accept the CNB nomination only after deep reflection and study. We hope you will support us.

State and Federal laws and regulations make it clear that our principal responsibility as directors is to represent the corporation and its shareholders and we take that responsibility very seriously. Our role is not to represent a faction or a narrow interest but to represent the broad interests of all of the shareholders.

We believe The Conway National Bank can Bank on the Future and become a higher performing bank. We believe we must Bank in the Sunshine and achieve standards of accountability that are unquestionable. And finally, we believe we should Bank on Tradition and not turn our backs on the community values that have enabled this bank to celebrate more than 100 years of service.

Three of our fathers served on the board of The Conway National Bank and all of us have been involved in service to our communities. Together we bring considerable business experience that we will put to work for you.

We are proud to be considered Blue Ribbon Candidates and urge you to return your BLUE proxy form if you have not already done so. Or call any one of us to address concerns you may have. After all, we are standing for election in order to serve you.

Sincerely,



-----------------   --------------   ------------------------   ----------------
William R. Benson   Paul Dusenbury   George Heyward Goldfinch   Russell Holliday

[TEXT OF BROCHURE]

[Photo of Blue Ribbon with "CNB" in the center]

Blue Ribbon Slate

          The Board of Directors of CNB Corporation (CNB) urges you to vote for the following four nominees for CNB's Board of Directors.

[Photo]

William R. Benson

Billy knows banking thoroughly. He's been a banker for 30 years and currently manages CNB's largest loan portfolio. A USC graduate, he also attended LSU's Graduate School of Banking of the South and American Bankers Association National Commercial Lending School. Billy's knowledge of banking is only matched by his knowledge of this region. A Conway native, he has led the Horry County United Way and Conway Rotary Club and currently serves as a Conway Hospital Trustee.

[Photo]

Paul R. Dusenbury

Paul's regulatory compliance and financial skills are substantial. A 24-year CNB veteran, Paul is currently CNB's Chief Financial Officer and Treasurer. Prior to coming to the bank, he served as bank examiner for the Office of the Comptroller of the Currency, the regulator of national banks. Paul earned a financial management degree from Clemson University, served as Chair of the Conway
Hospital and is a member of the Horry County Comprehensive Plan Steering Committee.

[Photo]

George Heyward Goldfinch, Jr.

George has led Goldfinch Funeral Services, Inc. and Hillcrest Cemetery for almost a decade. A long-standing CNB business customer, George would bring a unique customer perspective to the Board. George graduated from USC and has held leadership roles with the Conway Hospital Foundation, Chamber of Commerce and his Methodist church.

[Photo]

M. Russell Holliday

Russell boasts an extensive marketing and finance background, with experience as a registered stockbroker with Morgan Stanley to marketing magazines such as Town and Country and Redbook. A converse College graduate, Russell is currently president of Monroe Management, an asset management company, and is known for her contributions to health and education in our local area.

How to vote for these candidates. Simply sign, date and return the BLUE proxy form today. Or cast your vote in person at the annual shareholder meeting on Tuesday, May 9, 2006, 5:30 p.m., at the Conway Banking Office of CNB, 1411 Fourth Ave., Conway, S.C.

Questions:                          [Blue Ribbon Photo with "CNB" in the center]
Call Phil Hucks, President,
At (843) 238-2600


CNB
The Conway National Bank
Serving Our Community Since 1903

CNB
The Conway National Bank
Serving Our Community Since 1903

CNB Corporation security holders should read the Corporation's proxy statement because it contains important information. The proxy statement will be mailed to shareholders. Copies of the proxy statement and other relevant documents may also be obtained, free of charge, from the website of the Securities and Exchange Commission (www.sec.gov). The identity of participants in the solicitation of proxies on behalf of the Corporation's board of directors and a description of their direct or indirect interests, by securities holdings or otherwise, is contained in the Corporation's proxy statement.